UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 11, 2014

____________________________

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

____________________________

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13791 E. Rice Place, Suite 107
Aurora, CA	80015
(Address of principal executive offices)	(Zip Code)

(303) 345-1262

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

ChineseInvestors.com,, Inc. (referred to as We) have entered into an agreement as of Tuesday, February 11th 2014, to form a new company with Medicine Man of Denver (referred to as Medicine Man), a Colorado business engaged in both the agricultural aspects of growing marijuana (cannabis) as well as providing dispensary based services for both the medical as well as recreational aspects of this product as recently legalized in the State of Colorado.

The new company to be formed is expected to provide licensing opportunities related to Medicine Man’s experience and intellectual property as well as general industry related advisory and consulting services that would be designed to cover a full spectrum of services related to this emerging industry.  The agreement anticipates transfer of certain Medicine Man's rights related to its intellectual property and experience to the new company.  We expect to contribute strategic as well as operational/managerial support in various formats to the new company to accomplish the goals of developing a broad based licensing protocol as well as expanding Medicine Man’s contributed intellectual property and experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 12, 2014

ChineseInvestors.com, Inc.

By: /s/ Brett Roper

Name: Brett Roper

Title: Chief Operating Officer